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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                               November 5, 2003
                Date of Report (Date of earliest event reported):



                           e-The Movie Network, Inc.
                           -------------------------
             (Exact name of registrant as specified in this charter)



     FLORIDA                          0-50062                   59-1082273
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation                    File Number)             Identification No.)



                      14790 SW 21st Street, Davie, FL 33325
              (Address and Zip Code of Principal Executive Offices)

                    Issuer's Telephone Number: (954) 472-7971

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Our Board of Directors and majority shareholder has approved the issuance of new shares, pursuant to an Agreement for the Exchange of Common Stock dated on or about October 31, 2003, and cancellation of shares held by the Company's majority shareholder. Pursuant to the Agreement, we will issue 23,600,000 shares of our common stock in exchange for all the membership interests of Cell Power Technology, LLC, a Delaware limited liability company ("Cell Power"). As a result, Cell Power will become a wholly owned subsidiary of us. Pursuant to the Agreement, Susan Parker has agreed to cancel and return to the treasury, the 20,000,000 shares of common stock of the Company owned by her. Also as a result of the Agreement, Jacob Herscovits, the Managing Member of Cell Power will join the Board of Directors and become President of the Company. The Company intends to hold a shareholder meeting within the next 90 days at which time additional members of the Board of Directors will be appointed by Cell Power to be ratified by the shareholders, and a change of control of the Company shall occur.

         Jacob Herskovits  Director/President/Secretary

         Jacob Herskovits has spent 34 years as a controller and tax consultant. His years as an Audit Supervisor and as a private Sales Tax Audit consultant have given him years of experience in developing management teams and controls for both small businesses and multi-national corporations. Mr. Herskovits is a graduate of Brooklyn College where he earned a BS in Accounting.

         Pursuant to the Agreement, Mr. Herskovits will be issued 15,000,000 shares of common stock and thus will become the majority and controlling shareholder of the Company.

         Prior to the issuance and cancellation of shares, the Company had 22,100,000 shares of common stock issued and outstanding. As a result of the issuance and cancellation of shares, the Company will have 25,700,000 shares of common stock issued and outstanding. The consideration for the issuance of the shares was the exchange of all the issued and outstanding membership interest in Cell Power.

         As a result of this transaction, the company will change its principal place of business to Suite 205, 1428 36th Street, Brooklyn, NY 11218.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As set forth in Item 1, we are acquiring Cell Power Technologies L.L.C., which was formed in the state of Delaware on September 19, 2003. Cell Power owns a royalty stream for the sale of CellBoost Batteries in North America and has an option to become the exclusive distributor for South America. Currently, CellBoost Batteries can be found in several large retailers including Fryes, Wherehouse, and Brookstone. The product gives user an extra 60 minutes of talktime for their cell phone. Simply plug the device into the phone and it starts working. The unit is disposable. The product can be seen at www.cellboost.com.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable

ITEM 5.  OTHER EVENTS.

         This information is being furnished to our shareholders pursuant to Rule 14(f) and a copy of this 8-K is being mailed to all shareholders of record.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

         Not Applicable

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

         Cell Power Technology's audited financial statements for the purchase will be filed upon completion of said statements, to be filed within 60 days of the filing of this form 8K.


ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           e-The Movie Network, Inc.
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                                  (Registrant)


                           By: /s/ Susan Parker
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                               Susan Parker, President


Dated: November 5, 2003.